Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                             www.maddoxungar.com


October 20, 2009

To the Board of Directors of
Lithium Corporation
Huntington Beach, CA


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Maddox Ungar Silberstein, PLLC, hereby consents to the use in the Form 8-K, Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Lithium Corporation of our report dated October 20, 2009, relating to the financial statements of Nevada Lithium Corporation as of and for the period ended July 31, 2009.

Sincerely,


/s/ Maddox Ungar Silberstein, PLLC
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Maddox Ungar Silberstein, PLLC